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                                                                    EXHIBIT 10.3

                                                                   July 23, 2002


                        GUARANTEE AND SECURITY AGREEMENT

     This Guarantee and Security Agreement (this "Agreement") is entered into as of July 23, 2002, by and among Nextera Enterprises, Inc. ("Borrower"), whose address is 4 Cambridge Center, 3rd Floor, Cambridge, Massachusetts 02142, the subsidiaries of the Company who are signatories hereto (individually, the "Subsidiary", together, the "Subsidiaries") and Knowledge Universe Inc. ("Lender"), whose address is 844 Moraga Drive, Los Angeles, California 90049.

Recitals

     A. Borrower has issued to Lender a debenture dated July 23, 2002 evidencing indebtedness in the principal amount of $21,292,550 (the "Debenture").

     B. As a condition precedent to the effectiveness of the Debenture, Lender has required Borrower and its Subsidiaries to execute and deliver this Agreement.

Agreement

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

I. Creation of Security Interest. Borrower and its Subsidiaries hereby assign, pledge, and grant to Lender, a security interest in all of Borrower's and its Subsidiaries' right, title, and interest in and to the following properties and assets of Borrower and its Subsidiaries, (collectively, the "Collateral") in each case whether now owned or hereafter acquired by Borrower and its
Subsidiaries:

All property and assets of Borrower or its Subsidiaries of every nature and kind whatsoever, including, without limitation, all machinery, equipment and supplies, appliances, computers and related equipment, tools, tooling, furniture, furnishings, fixtures, goods, inventory, raw materials, work in process, finished goods and materials owned by Borrower or its Subsidiaries, accounts, accounts receivable, general intangibles, names, trademarks, service marks, intellectual property, chattel paper, documents, instruments (whether negotiable or non-negotiable), deposit accounts, investment property, securities, securities entitlements, money, contract rights and rights to payment of every kind; all of the foregoing, whether now owned or hereafter at any time acquired by Borrower or its Subsidiaries and wherever located, and all products, additions, accessions, replacements and substitutions for and of all such Collateral; and all books and records of Borrower or its Subsidiaries with respect to all such Collateral; and all proceeds, which includes: (i) whatever is now or hereafter receivable or received by Borrower or its Subsidiaries upon the sale, exchange, collection or other disposition of any item of Collateral, whether voluntary or involuntary, whether such proceeds constitute accounts, inventory, general intangibles, equipment, intellectual property or other assets; (ii) any such items which are now or hereafter acquired by Borrower or its Subsidiaries with any proceeds of Collateral hereunder; and (iii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable by reason of damage or loss or otherwise with respect to any item of Collateral or any proceeds thereof, in order to secure the payment and performance of the Secured Obligations (as defined below) The definition of Collateral shall not include more than 66% of the outstanding voting stock or other voting equity in any foreign subsidiary of the Borrower to the extent that the pledge of voting stock or other voting equity above such amount would result in a repatriation of foreign earnings under the Internal Revenue Code (including the "deemed dividend" provisions of section 956 of the Internal Revenue Code).


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II.   Secured Obligations. For purposes of this Agreement, "Secured Obligations"
      shall mean the Debenture.

III. Representation and Warranties. Borrower and its Subsidiaries represent and warrant as follows:

      A. Location of Collateral. The Collateral will at all times be located within the jurisdiction in which it is located as of the date hereof.

      B. Existence and Power. Borrower and each of its Subsidiaries is a duly organized and validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and each has the corporate power and authority to own its property and assets and to execute and deliver, and perform its obligations under, this Agreement.

      C. Enforceability. This Agreement has been duly authorized, executed and delivered by Borrower and its Subsidiaries and constitutes the legal, valid and binding obligation of Borrower and its Subsidiaries enforceable against Borrower and its Subsidiaries in accordance with its terms.

      D. No Conflict. Except as set forth below, the execution, delivery and performance of this Agreement by Borrower and its Subsidiaries and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Borrower or a Subsidiary is a party; or (ii) conflict with any law, order, rule or regulation of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Borrower or its properties or a Subsidiary or its properties, as the case may be. The consent of the Lenders under the Credit Agreement dated December 30, 1999, as amended, is required for the Company to execute and deliver the Debenture and this Agreement.

IV.   Covenants. Borrower and its Subsidiaries covenant and agree as follows:

      A. Change in Address or Corporate Structure. Borrower and its Subsidiaries shall not change their names, identities, or corporate structures, move all or any portion of the Collateral or relocate their chief executive offices without the prior consent of Lender and, at the request of Lender, the prior filing of a financing statement with the proper office and in the proper form to perfect or continue the perfection of the security interests (without loss of priority) created herein which filing shall be satisfactory in form, substance and location to Lender prior to such filing.

      B. Payment of Taxes and Liens. Borrower and its Subsidiaries shall pay and discharge all taxes, assessments and charges or levies against the Collateral prior to delinquency thereof.

      C. Insurance. Borrower and its Subsidiaries, at their own expense, shall have and maintain insurance at all times with respect to all Collateral against such risks and liabilities, with such carrier and in such amounts as Lender may require. Such insurance shall be payable to Lender and to Borrower or its Subsidiaries as their interests may appear, shall include a mortgagee's loss payable endorsement, and shall not be subject to cancellation or reduction in coverage without thirty (30) days' prior written notice to Lender. Borrower and its Subsidiaries shall supply evidence of such insurance to Lender upon request.

      D. No Transfer. Except for sales of inventory in the ordinary course of Borrower's or a Subsidiaries business, as the case may be, Borrower and its Subsidiaries shall not sell, assign (by operation of law or otherwise), exchange or otherwise voluntarily or involuntarily transfer or dispose of all or any portion of the Collateral or encumber, or hypothecate, or create or permit to exist any lien, security interest, charge or encumbrance or adverse claim upon or other interest in all or any portion of the Collateral without the prior written consent of Lender.

      E. Reports. Borrower and its Subsidiaries shall promptly deliver to Lender all financial statements, reports and information concerning Borrower, its Subsidiaries and/or the Collateral as may be requested by Lender from time to time.

V.    Guarantee.



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      A. Guarantee of Secured Obligations. Borrower and each Subsidiary unconditionally guarantee that the Secured Obligations will be performed and paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of the Secured Obligations shall not have been so paid in full when due and payable, Borrower and each Subsidiary will, immediately upon notice by the Lender or, without notice, immediately upon the occurrence of a default due to bankruptcy, pay or cause to be paid to the Lender the amount of such Secured Obligations which are then due and payable and unpaid. The obligations of Borrower and each Subsidiary hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any other guarantor thereof. For purposes hereof, the Secured Obligations shall be due and payable when and as the same shall be due and payable under the terms of the Debenture notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law. If, notwithstanding any other provision of this Agreement, including the obligations incurred by it under this Agreement and the rights granted to it by Section 5.10, enforcement of the obligations of Borrower and each Subsidiary under this Agreement for the full amount of the Secured Obligations to which Borrower and each Subsidiary is liable would constitute an unlawful transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the obligations of Borrower and each Subsidiary hereunder shall be reduced to the highest amount for which such obligations may then be enforced without resulting in an unlawful transfer under any such law.

      B. Continuing Obligation. Borrower and each Subsidiary acknowledges that the Lender has entered into the Debenture in reliance on this Section 5 being a continuing irrevocable agreement, and Borrower and each Subsidiary agrees that its guarantee may not be revoked in whole or in part. The obligations of the Borrowers and each Subsidiary hereunder shall terminate when the Secured Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that:

                              (1) if a claim is made upon the Lender at any time for repayment or recovery of any amounts or any property received by the Lender from any source on account of any of the Secured Obligations and the Lender repays or returns any amounts or property so received (including interest thereon to the extent required to be paid by the Lender) or

                              (2) if the Lender becomes liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim (provided that, except after the occurrence and during the continuance of an Event of Default, the Borrower shall have consented to such settlement or compromise, such consent not to be unreasonably withheld), then the Borrower and each Subsidiary shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Lender becomes liable (such amounts being deemed part of the Secured Obligations) to the same extent as if such amounts or property had never been received by the Lender, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Secured Obligations. Not later than five days after receipt of notice from the Lender, the Borrower and each Subsidiary shall pay to the Lender an amount equal to the amount of such repayment or return for which the Lender has so become liable. Payments hereunder by the Borrower and each Subsidiary may be required by the Lender on any number of occasions.

      C. Waivers with Respect to Secured Obligations. Except to the extent expressly required by the Debenture, Borrower and each Subsidiary waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

                             (1) presentment, demand for payment and protest of nonpayment of any of the Secured Obligations, and notice of protest, dishonor or nonperformance;

                             (2) notice of acceptance of this guarantee and notice that credit has been extended in reliance on Borrower's and each Subsidiary's guarantee of the Secured Obligations;

                             (3) notice of any Event of Default or of any inability to enforce performance of the obligations of the Borrower or its Subsidiaries under the Debenture;



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                             (4) demand for performance or observance of, and
      any enforcement of any provision of the Debenture or any pursuit or exhaustion of rights or remedies with respect to the Debenture or against the Borrower or its Subsidiaries in respect of the Debenture or any requirement of diligence or promptness on the part of the Lender in connection with any of the foregoing;

                             (5) any act or omission on the part of the Lender which may impair or prejudice the rights of Borrower and its Subsidiaries, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from Borrower or its Subsidiaries, or otherwise operate as a deemed release or discharge;

                             (6) failure or delay to perfect or continue the perfection of any security interest in Secured Obligations or any other action which harms or impairs the value of, or any failure to preserve or protect the value of, the Secured Obligations;

                             (7) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

                             (8) any "single action" or "anti-deficiency" law which would otherwise prevent the Lender from bringing any action, including any claim for a deficiency, against Borrower or its Subsidiaries before or after the Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Lender; and

                             (9) all demands and notices of every kind with respect to the foregoing.

Borrower and each Subsidiary represents that each has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 5.3.

            No delay or omission on the part of the Lender in exercising any right under Debenture or under any other guarantee of the Secured Obligations shall operate as a waiver or relinquishment of such right. No action which the Lender or the Borrower and its Subsidiaries may take or refrain from taking with respect to the Secured Obligations shall affect the provisions of this Agreement or the obligations of Borrower and its Subsidiaries hereunder. None of the Lender's rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or its Subsidiaries, or by any noncompliance by Borrower or its Subsidiaries under the Debenture, regardless of any knowledge thereof which the Lender may have or otherwise be charged with.

      D. Lender's Power to Waive, etc. Borrower and each Subsidiary grants to the Lender full power in its discretion, without notice to or consent of Borrower and each Subsidiary, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of Borrower and its Subsidiaries under its guarantee hereunder:

                             (1) To waive compliance with, and any Event of Default under, and to consent to any amendment to or modification or termination of any provision of, or to give any waiver in respect of, the Secured Obligations or any guarantee thereof (as from time to time in effect);

                             (2) To grant any extensions of the Secured
      Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of Borrower and its Subsidiaries in respect of the Secured Obligations, whether or not rights against Borrower and its Subsidiaries under this Agreement are reserved in connection therewith;

                             (3) To take security in any form for the Secured Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property or asset contained in the Collateral whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Secured Obligations and to proceed against any of the Collateral or such guarantees in any order;

                             (4) To collect or liquidate or realize upon any of the Secured Obligations or the Collateral in any manner or to refrain from collecting or liquidating or realizing upon any of the Secured Obligations or the Collateral; and

                             (5) To extend credit under the Debenture or otherwise in such amount as the Lender may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Borrower and its Subsidiaries (financial or otherwise, on an individual or consolidated basis) may have deteriorated since the date hereof.

      E. Certain Representations by Borrower and each Subsidiary. Borrower and each Subsidiary represents that:


                             (1) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by Borrower and each Subsidiary, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Lender to enter into the Debenture and by making the Guarantee contemplated by this Section 5;

                             (2) the amount of cash available under the Debenture will directly or indirectly inure to its benefit;

                             (3) after giving effect to the foregoing considerations, the assets and liabilities of Borrower and each Subsidiary and rights of contribution among Borrower and each Subsidiary, including the rights provided in Section 5.10:

                                 (i)   it will not be rendered insolvent as a
            result of entering into this Agreement;

                                 (ii) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as such debts become absolute and matured;

                                 (iii) it has, and will have, access to adequate
            capital for the conduct of its business; and

                                 (iv) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature;

                             (4) it has been advised by the Lender that the Lender is unwilling to enter into the Debenture unless the Guarantee contemplated by this Section 5 is given by it; and

                             (5) except as otherwise permitted pursuant to the Debenture, in the case of each Subsidiary, all of its equity or ownership interests are owned, directly or indirectly, by the Borrower.

      F. Subrogation. Borrower and each Subsidiary agrees that, until the Secured Obligations are paid in full, they will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the Borrower or the other Subsidiaries, as the case may be, arising by contract or operation of law in connection with any payment made or required to be made by Borrower or each Subsidiary under this Agreement. After the payment in full of the Secured Obligations, Borrower and each Subsidiary shall be entitled to exercise against the Borrower and the other Subsidiaries, as the case may be, all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.


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      G. Subordination. Borrower and each Subsidiary covenants and agrees that all indebtedness, claims and liabilities then or thereafter owing by the Borrower and each Subsidiary whether arising hereunder or otherwise are subordinated to the prior payment in full of the Secured Obligations and are so subordinated as a claim against Borrower and each Subsidiary or any of their assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such indebtedness, claim or liability will be made or received while any Event of Default exists; provided, however, that the foregoing provisions shall not limit the right of Borrower or each Subsidiary to receive payments in respect of such indebtedness, claims or liabilities so long as no Event of Default exists.




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      H. Future Subsidiaries; Further Assurances. The Borrower will from time to time cause (a) any present wholly owned subsidiary that is not a Subsidiary within 30 days after notice from the Lender or (b) any future wholly owned subsidiary within 30 days after any such person becomes a wholly owned subsidiary, to join this Agreement pursuant to a joinder agreement in form and substance satisfactory to the Lender; provided, however, that in the event such a wholly owned subsidiary is prohibited by any valid law, statute, rule or regulation from guaranteeing the Secured Obligations, or if such a guarantee by any foreign subsidiary would result in a repatriation of foreign earnings under the Internal Revenue Code (including the "deemed dividend" provisions of section 956 of the Internal Revenue Code), (i) such guarantee will be limited to the extent necessary to comply with such prohibition or to prevent such repatriation of foreign earnings or (ii) if such limitation on the guaranteed amount is not sufficient to avoid such prohibition or repatriation, the Borrower and its other Subsidiaries will pledge the stock of such wholly owned subsidiary (or as much of such stock as may be pledged without resulting in such a repatriation) to the Lender to secure the Secured Obligations pursuant to a pledge agreement in form and substance satisfactory to the Lender. Borrower and each Subsidiary will, promptly upon the request of the Lender from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Lender deems necessary or advisable to carry out the intent and purpose of this Section 5.

      I. Contribution Among Guarantors. Borrower and each Subsidiary agree that, as among themselves in their capacity as guarantors of the Secured Obligations, the ultimate responsibility for repayment of the Secured Obligations, in the event that the Borrower fails to pay when due its Secured Obligations, shall be equitably apportioned among the Borrower and each Subsidiary (a) in the proportion that each, in its capacity as a guarantor, has benefited from the extensions of credit to the Borrower by the Lender under the Debenture, or (b) if such equitable apportionment cannot reasonably be determined or agreed upon among Borrower and each Subsidiary, in proportion to their respective net worths determined on or about the date hereof (or such later date as such party becomes party hereto). In the event that Borrower or a Subsidiary, in its capacity as a guarantor, pays an amount with respect to the Secured Obligations in excess of its proportionate share as set forth in this Section 5.10, Borrower or each other Subsidiary, as the case may be, shall, to the extent consistent with the Debenture, make a contribution payment to such party in an amount such that the aggregate amount paid by Borrower and each Subsidiary reflects its proportionate share of the Secured Obligations. In the event of any default by any Borrower or Subsidiary under this Section 5.10, Borrower and each other Subsidiary, as the case may be, will bear, to the extent consistent with the Debenture, its proportionate share of the defaulting party's obligation under this
      Section 5.10. This Section 5.10 is intended to set forth only the rights and obligations of the Borrower and each Subsidiary among themselves and shall not in any way affect the obligations of Borrower and each Subsidiary to the Lender under the Debenture or this Agreement (which obligations shall at all times constitute the joint and several obligations of Borrower and each Subsidiary).

VI. Right to Enter. Lender shall have, at all times, with or without notice, the right to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing an audit, making copies of records, observing the use of any part of the Collateral, protecting Lender's security interest in the Collateral, or otherwise determining whether Borrower and its Subsidiaries are in compliance with the terms of this Agreement.

VII. Further Assurances. Borrower and its Subsidiaries shall execute and file any financing or continuation statement, or amendments thereto, and such other instruments or notices as may be necessary or desirable, which Lender may reasonably request in order to perfect and preserve the perfection and the priority of the security interests granted or purported to be granted under this Agreement. Borrower and its Subsidiaries agree that, at Lender's option, this Agreement, or a photocopy hereof, may be filed by Lender as a financing statement, and that Borrower's and its Subsidiaries execution hereof shall constitute the execution by Borrower and its Subsidiaries of a financing statement. Borrower and its Subsidiaries hereby irrevocably make, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's and its Subsidiaries' true and lawful attorney, with power to: (a) sign the name of Borrower and its Subsidiaries on any and all documents to be executed, recorded, or filed in order to perfect or continue perfected Lender's security interest in the Collateral including, without limitation, any UCC financing statements; (b) endorse Borrower's and its Subsidiaries' names on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Lender's possession; (c) at any time after a default has occurred make, settle, and adjust all claims under Borrower's or its Subsidiaries' policies of insurance in respect of the Collateral and make all determinations and decisions with respect to such policies of insurance. The appointment of Lender as Borrower's and its Subsidiaries' attorney, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully repaid and performed.

VIII. Defaults. Borrower and its Subsidiaries shall be in default under this Agreement upon the happening of any one or more of the following events:

      A. Payments. Except as prohibited or restricted by the Subordination Agreement dated July 23, 2002, with respect to the Debenture, Borrower or a Subsidiary shall fail to make any payment;

      B. Representations and Warranties. Any representation or warranty made by Borrower or a Subsidiary in this Agreement or the Debenture or which is contained in any certificate, document, financial or other written statement furnished at any time pursuant hereto or thereto shall prove to have been untrue, incorrect or misleading in any material respect when made;

      C. Other Covenants. Borrower or a Subsidiary shall fail duly to observe or perform any covenant or agreement contained in any agreement to which Borrower or a Subsidiary, as the case may be, and Lender are parties;

      D. Collateral. Borrower or a Subsidiary shall fail to pay and discharge any judgment or levy of any attachment, execution or other process against any all or any portion of the Collateral and such judgment shall not be satisfied, or such levy or other process shall not be removed within twenty (20) calendar days after the entry or levy thereof, or at least five (5) calendar days prior to the time of any proposed sale under any such judgment levy; or

      E. Insolvency. Borrower or a Subsidiary commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors; Borrower or a Subsidiary fails to obtain the dismissal, within thirty (30) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted by one or more third parties, fails actively to oppose any such proceeding, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of its debts; or any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Borrower or a Subsidiary, as the case may be, or any committee of Borrower's or a Subsidiary, as the case may be, creditors, or any class thereof, is formed for the purpose of monitoring or investigating the financial affairs of Borrower or a Subsidiary, as the case may be, or enforcing such creditors' rights.

Upon such default, Lender may declare all Secured Obligations to be immediately due and payable. Lender shall have the remedies of a secured party under the California Uniform Commercial Code and may require Borrower and its Subsidiaries to assemble the Collateral and turn it over to Lender at a place designated by Lender. Borrower and its Subsidiaries hereby expressly waive and release all rights to have any of the Collateral marshalled upon the exercise of any remedies under this Agreement.

IX. Costs and Expenses. Borrower and its Subsidiaries agree to pay on demand all costs and expenses, including legal fees, incurred or paid by Lender in preparing, executing or amending this Agreement, and in exercising its rights and remedies or protecting its interests hereunder.

X. Right of Set Off. In addition to and not in limitation of any other right or remedy hereunder, Lender shall have, at any time, the right to set off any indebtedness or obligation of Borrower or its Subsidiaries against any indebtedness or obligation of Lender to Borrower or its Subsidiaries, without notice to or demand upon Borrower or its Subsidiaries, any guarantor of any such indebtedness or obligation or any other person, whether or not such Obligation or indebtedness is liquidated, contingent or mature at the time of such offset and however such indebtedness or obligations were created or incurred.

XI. Notices. All notices, requests and other communications required or permitted to be made hereunder shall, except as otherwise provided, be in writing and may be delivered personally or sent by telegram, telecopy, telex, overnight courier or certified mail, postage prepaid, to the parties addressed as set forth in the first paragraph hereof. Such notices, requests and other communications sent shall be effective upon receipt, unless sent by (i) overnight courier, in which case they shall be effective exactly one (1) business day after deposit with such overnight courier, or (ii) mail, in which case they shall be effective exactly three (3) business days after deposit in the United States mail. Either party may change its address or other information by giving notice thereof to the other party hereto in conformity with this section.

XII. Termination of Security Agreement. This Security Agreement and the security interest hereunder shall terminate upon the full and final payment in cash and performance of all the Secured Obligations. Notwithstanding anything to the contrary herein, this Security Agreement (including all representations, warranties and covenants contained herein) shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Lender in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Lender upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or a Subsidiary or otherwise, all as though such payment had not been made.

XIII. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

XIV. Amendments. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

XV. Entire Agreement. This Agreement and the Debenture are intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

XVI. Severability. If any provision or obligation of this Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

XVII. Successors and Assigns. All rights of Lender hereunder shall inure to the benefit of its successor and assigns. Borrower and its Subsidiaries shall not assign any of their interest under this Agreement without the prior written consent of Lender. Any purported assignment inconsistent with this provision shall, at the option of Lender, be null and void.

XVIII. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law.

XIX. Delay; Waiver. No delay in enforcing or failing to enforce any right under this Agreement by Lender shall constitute a waiver by Lender of such right. No waiver by Lender of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

XX. Time of Essence. Time is of the essence of each provision of this Agreement of which time is an element.

XXI. Survival of Representations and Warranties. All representations, warranties and covenants of Borrower and its Subsidiaries contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full payment and performance by Borrower of the Secured Obligations.

XXII. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective officers as of the date first above written.

                                        NEXTERA ENTERPRISES, INC.




                                        By:    /s/ Michael P. Muldowney
                                               ---------------------------------
                                        Name:   Michael P. Muldowney
                                               ---------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------


                                        CE ACQUISITION CORP.
                                        ERG ACQUISITION CORP.
                                        LEXECON INC.
                                        NETNEXT, INC.
                                        NEXTERA BUSINESS PERFORMANCE
                                          SOLUTIONS GROUP, INC.
                                        NEXTERA INTERACTIVE, INC.
                                        SCANADA, INC.
                                        NEXTERA & COMPANY, LLC
                                        NEXTERA INTERNATIONAL, LLC

                                        By:    /s/ Michael P. Muldowney
                                               ---------------------------------
                                               As an authorized officer of each
                                               of the foregoing corporations and
                                               limited liability companies


                                        KNOWLEDGE UNIVERSE INC.,
                                        a Delaware corporation




                                        By:     /s/ Stanley E. Maron
                                                -------------------------------
                                        Name:   Stanley E. Maron
                                                --------------------------------
                                        Title:  Secretary
                                                --------------------------------